Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                  Due Period           1/31/2003
                                                  Determination Date   2/20/2003
                                                  Distribution Date    2/25/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                          23,830,971.79
      All Liquidation Proceeds with respect to Principal                                 29,929.66
      Recoveries on previously Liquidated Mortgages with respect to Principal                 0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                       0.00
      Substitution Adjustment with respect to Principal                                       0.00
                                                                                     -------------

                              Principal Distribution Amount                          23,860,901.45

      Interest collected on Mortgage Loans                                            6,773,059.28
      Interest portion of Purchase Price on Repurchased Mortgage Loans                        0.00
      Recoveries on previously Liquidated Mortgages with respect to Interest                  0.00
      Substitution Adjustment with respect to Interest                                        0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                   907,491.70
      Reimbursement of previous months Servicer Advances                               -656,392.94
      Compensating Interest                                                               3,889.50
      Investment Earnings on Certificate Account                                              0.00
                                                                                     -------------

                              Interest Remittance Amount                              7,028,047.54

      Amount not Required to be deposited                                                     0.00

                              Total available in the Certificate Account             30,888,948.99

II    Distributions                                     Per $ 1,000         Amount
                                                        -----------      -------------
1     Aggregate Class AF Distribution                   36.53127831      21,257,550.85

2     Aggregate Class A-IO Distribution                  4.16666667         791,000.00

3     Aggregate Class MF-1 Distribution                  4.99166677         165,523.67

4     Aggregate Class MF-2 Distribution                  5.32500000         141,272.25

5     Aggregate Class BF Distribution                    5.69166667         122,598.50

6     Aggregate Class AV Distribution                   28.83582239       7,561,040.99

7     Aggregate Class MV-1 Distribution                  1.61312525          31,939.88

8     Aggregate Class MV-2 Distribution                  2.10451406          36,681.68

9     Aggregate Class BV Distribution                    2.66034710          46,369.85

10    Aggregate Class X-IO Distribution                  0.00000000               0.00

11    Aggregate Class R Distribution                                              0.00

12    Aggregate Master Servicer Distribution                                734,971.32
                                                                         -------------

                          Total Distributions =                          30,888,948.99

III   Certificate Class Balances                                                            Factor %                  Amount
                                                                                          ------------            --------------
      Opening Senior Class A Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group I Certificates:
                        (a)  Class AF-1A                                                   79.81418074%           464,438,717.72

                        (b) Class A-IO (Notional Amount) 189,840,000.00

      Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
                        (a)  Class MF-1                                                   100.00000000%            33,160,000.00
                        (b)  Class MF-2                                                   100.00000000%            26,530,000.00
                        (c)  Class BF                                                     100.00000000%            21,540,000.00
                                                                                                                  --------------
                                                                                                                   81,230,000.00

      Opening Senior Class AV Certificate Balances as reported in prior
      Monthly Master Servicer Report for Group II Certificates:
                        (a)  Class AV                                                      84.39059040%           221,280,567.08

      Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
                        (b)  Class MV-1                                                   100.00000000%            19,800,000.00
                        (c)  Class MV-2                                                   100.00000000%            17,430,000.00
                        (d)  Class BV                                                     100.00000000%            17,430,000.00
                                                                                                                  --------------
                                                                                                                   54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                 No.                        Amount
                                                                                          ---------                 -------------
                        (a)  Stated principal collected                                                              1,383,484.99
                        (b)  Principal Prepayments                                           227                    22,447,486.80
                        (c)  Liquidation Proceeds                                                                       29,929.66
                        (d)  Repurchased Mortgage Loans                                        0                             0.00
                        (e)  Substitution Adjustment related to Principal                                                    0.00
                        (f)  Recoveries on previously Liquidated Mortgages
                               with respect to Principal                                                                     0.00
                                                                                                                    -------------

                                                 Total Principal Distribution                                       23,860,901.45

1(b). Subordination Increase Amount                                                                                  2,783,626.49

2(a). Class AF Principal Distribution Amount for Group I Certificates:
                                                                                       Per $ 1,000
                                                                                       -----------
                           1.   Class AF                                               33.29215281                 19,372,703.72

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
                           1.  Class MF-1                                               0.00000000                          0.00
                           2.  Class MF-2                                               0.00000000                          0.00
                           3.  Class BF                                                 0.00000000                          0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
                           1.  Class AV                                                27.73282567                  7,271,824.22

2(d). Class AV Principal Distribution Amount Group II Certificates:
                           1.  Class MV-1                                               0.00000000                          0.00
                           2.  Class MV-2                                               0.00000000                          0.00
                           3.  Class BV                                                 0.00000000                          0.00

2(e) Class M Applied Realized Loss for Group I Certificates:
                           1.  Class MF-1                                               0.00000000                          0.00
                           2.  Class MF-2                                               0.00000000                          0.00
                           3.  Class BF                                                 0.00000000                          0.00

2(f) Class B Applied Realized Loss for Group II Certificates:
                           1.  Class MV-1                                               0.00000000                          0.00
                           2.  Class MV-2                                               0.00000000                          0.00
                           3.  Class BV                                                 0.00000000                          0.00

                                                                                            Factor %                  Amount
                                                                                     --------------            --------------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
      Certificates:

                        (a)  Class AF-1A                                               76.48496546%            445,066,014.00

                        (b) Class A-IO (Notional Amount)                                                       189,840,000.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer Report Group
      I Certificates:

                        (a)  Class MF-1                                               100.00000000%             33,160,000.00
                        (b)  Class MF-2                                               100.00000000%             26,530,000.00
                        (c)  Class BF                                                 100.00000000%             21,540,000.00
                                                                                                                -------------
                                                                                                                81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
      Certificates:

                        (a)  Class AV                                                  81.61730783%            214,008,742.86

      Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II Certificates:

                        (b)  Class MV-1                                               100.00000000%             19,800,000.00
                        (c)  Class MV-2                                               100.00000000%             17,430,000.00
                        (d)  Class BV                                                 100.00000000%             17,430,000.00
                                                                                                                -------------
                                                                                                                54,660,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

                        (b)  Fixed Rate Certificates applicable Pass-Through Rate
                                            1. Class AF-1A                                          4.87000%
                                            2. Class A-IO                                           5.00000%
                                            9. Class MF-1                                           5.99000%
                                           10. Class MF-2                                           6.39000%
                                           11. Class BF                                             6.83000%

      Variable Rate Certificates

                        (b) LIBOR Rate 1.35250%
                                            1. Class AV                                             1.62250%
                                            2. Class MV-1                                           2.00250%
                                            3. Class MV-2                                           2.61250%
                                            4. Class BV                                             3.30250%

      INTEREST REMITTANCE AMOUNT
         1.  Interest collected on Mortgage Loans                                              6,773,059.28
         2.  Interest advanced on Mortgage Loans                                                 251,098.76
         3.  Compensating Interest on Mortgage Loans                                               3,889.50
         4.  Substitution Adjustment interest                                                          0.00
         5.  Purchase Price interest on repurchased accounts                                           0.00
         6.  Liquidation Proceeds interest portion                                                     0.00
         7.  Recoveries on previously Liquidated Mortgages with respect to Interest                    0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                                                   7,028,047.54

      Current Interest Requirement

                                            1. Class AF-1A  @ applicable Pass-Through Rate                              1,884,847.13
                                            2. Class A-IO @ applicable Pass-Through Rate                                  791,000.00
                                            3. Class MF-1 @ applicable Pass-Through Rate                                  165,523.67
                                            4. Class MF-2 @ applicable Pass-Through Rate                                  141,272.25
                                            5. Class BF @ applicable Pass-Through Rate                                    122,598.50
                                            6. Class AV @ applicable Pass-Through Rate                                    289,216.77
                                            7. Class MV-1 @ applicable Pass-Through Rate                                   31,939.88
                                            8. Class MV-2 @ applicable Pass-Through Rate                                   36,681.68
                                            9. Class BV  @ applicable Pass-Through Rate                                    46,369.85


      Interest Carry Forward Amount

                                            1. Class AF-1A                                             0.00
                                            2. Class A-IO                                              0.00
                                            3. Class MF-1                                              0.00
                                            4. Class MF-2                                              0.00
                                            5. Class BF                                                0.00
                                            6. Class AV                                                0.00
                                            7. Class MV-1                                              0.00
                                            8. Class MV-2                                              0.00
                                            9. Class BV                                                0.00
                                           10. Class X-IO                                              0.00

      Certificates Interest Distribution Amount

                                                                                Per $ 1,000
                                                                                -----------
                                            1. Class AF-1A                       3.23912550                1,884,847.13
                                            2. Class A-IO                        4.16666667                  791,000.00
                                            3. Class MF-1                        4.99166677                  165,523.67
                                            4. Class MF-2                        5.32500000                  141,272.25
                                            5. Class BF                          5.69166667                  122,598.50
                                            6. Class AV                          1.10299672                  289,216.77
                                            7. Class MV-1                        1.61312525                   31,939.88
                                            8. Class MV-2                        2.10451406                   36,681.68
                                            9. Class BV                          2.66034710                   46,369.85
                                                                                                           ------------
                                                                                                           3,509,449.73

VI    Credit Enhancement Information                                            Group I              Group II                Total
         (a) Senior Enhancement Percentage                                        16.93%                23.27%               40.20%

         (b) Overcollateralization Amount:

                             1. Opening Overcollateralization Amount      10,075,510.54         10,404,510.80        20,480,021.34
                             2. Ending Overcollateralization Amount       12,341,591.91         10,773,517.11        23,115,109.02
                             3. Targeted Overcollateralization Amount     15,252,032.86         10,773,517.11        26,025,549.97
                             4. Subordination Deficiency                   2,910,440.95                  0.00         2,910,440.95
                             5. Overcollateralization Release Amount               0.00                  0.00                 0.00

VII   Trigger Information

               1. (a)  60+ Delinquency  Percentage                                 3.33%                 2.63%
                  (b)  Delinquency Event in effect
                         (Group I > 50% or Group II > 40%) ?                         NO                    NO

               2. (a) Cumulative Loss Percentage 0.05% 0.01%
                  (b) Applicable Loss Percentage for current Distribution          2.25%                 3.25%
                  (c) Cumulative Loss Trigger Event in effect                        NO                    NO

VIII  Pool Information                                                                   No.                   Amount
                                                                                       --------            --------------
                  (a) Closing Mortgage Loan Principal Balance:
                          1.  Fixed Rate                                                 7,245             538,637,605.91
                          2.  Adjustable Rate                                            2,471             279,442,259.97

                                  Total Closing Mortgage Loan Principal Balance:         9,716             818,079,865.88

                  (b)  Balloon Mortgage Loans

                          1.  Fixed Rate                                                   235              18,366,214.89
                          2.  Adjustable Rate                                                0                       0.00

                                  Total Closing Mortgage Loan Principal Balance:           235              18,366,214.89

                  (c) Weighted Average Mortgage Rate:

                          1. Fixed Rate                                                                             9.408%
                          2. Adjustable Rate                                                                        8.102%

                                  Total  Weighted Average Mortgage Rate                                             8.962%

                  (d) Weighted Average Net Mortgage Rate:

                          1. Fixed Rate                                                                             8.914%
                          2. Adjustable Rate                                                                        7.611%

                  (e) Weighted Average Remaining Maturity:

                          1. Fixed Rate                                                                            291.81
                          2. Adjustable Rate                                                                       344.65

                  (f) Weighted Average Original Maturity:

                          1. Fixed Rate                                                                            315.00
                          2. Adjustable Rate                                                                       359.00

IX    Delinquency Information                                                   No.            %                Amount
                                                                             --------------------------------------------
      A.  Fixed Rate Mortgage Loans:
                        (a)  Delinquent Contracts:
                                  1. 31 - 59 Day Accounts                       288           3.48%        18,759,158.39
                                  2. 60 - 89 Day Accounts                       106           1.63%         8,784,588.47
                                  3. 90+  Day Accounts                          152           1.75%         9,404,902.29

                        (b)  Mortgage Loans - In Foreclosure                     75           0.95%         5,137,203.94
                        (c)  REO Property Accounts                               22           0.27%         1,433,453.19

      B.  Adjustable Rate Mortgage Loans:
                        (a)  Delinquent Contracts:
                                  1. 31 - 59 Day Accounts                       134           4.75%        13,266,033.32
                                  2. 60 - 89 Day Accounts                        33           1.10%         3,064,944.79
                                  3. 90+  Day Accounts                           60           1.55%         4,318,193.10

                        (b)  Mortgage Loans - In Foreclosure                     32           0.73%         2,046,951.17
                        (c)  REO Property Accounts                               12           0.28%           779,196.42

      C. Total For All Mortgage Loans
                        (a) Delinquent Contracts:
                                  1. 31 - 59 Day Accounts                       422           3.91%        32,025,191.71
                                  2. 60 - 89 Day Accounts                       139           1.45%        11,849,533.26
                                  3. 90+  Day Accounts                          212           1.68%        13,723,095.39

                        (b)  Mortgage Loans - In Foreclosure                    107           0.88%         7,184,155.11
                        (c)  REO Property Accounts                               34           0.27%         2,212,649.61

X     Realized Losses                                                                        No.                     Amount
                                                                                            -----                  ----------
         1. (a) Gross Realized Losses during the period                                       3                    178,468.47

            (b) Realized Losses during the period
                  1. Group I                                                                                       106,309.52
                  2. Group II                                                                                       42,229.29
                                                                                                                   ----------

                                  Total                                                                            148,538.81

            (c) Cumulative Gross Realized Losses                                              3                    990,562.00

            (d) Cumulative Realized Losses

                  1. Group I                                                                                       310,572.60
                  2. Group II                                                                                       42,229.29

                                  Total                                                                            352,801.89

            (e) Cumulative Applied Realized Losses

                           i. Class MF-1                                                                                 0.00
                          ii. Class MV-1                                                                                 0.00

                         iii. Class MF-2                                                                                 0.00
                          iv. Class MV-2                                                                                 0.00

                           v. Class BF                                                                                   0.00
                          vi. Class BV 0.00

XI    Miscellaneous Information
         1. (a) Monthly Master Servicer Fee

                           i.  Monthly Servicing Fee                                                       350,870.54
                          ii.  Mortgage Fees                                                               367,484.16
                         iii.  Mortgage Insurance Premium Reimbursement                                     16,616.62
                          iv.  Certificate Account Investment Earnings                                           0.00

            (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                         0.00

            (c) Total Master Servicing Fees paid with this distribution                                    734,971.32

            (d) Amount of unpaid Master Servicing Fees as of this distribution                                   0.00

         2. (a) Opening Master Servicer Advance Balance                                                  6,057,668.67

            (b) Current Advance (exclusive of Compensating Interest)                                       907,491.70

            (c) Reimbursement of prior Master Servicer Advances                                           (656,392.94)
                                                                                                         ------------

            (d) Ending Master Servicer Advance Balance                                                   6,308,767.43

         3. Current period Compensating Interest                                                             3,889.50

         4. (a) Stepdown Date in effect?                                                        NO